                                                                       EXHIBIT 5


                   [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]


                                 April 16, 1997



Board of Directors
Manufactured Home Communities, Inc.
Two North Riverside Plaza
Chicago, Illinois 60606


        Re:  Registration Statement on Form S-3
             Dated April 16, 1997
             ----------------------------------


Ladies and Gentlemen:

     We are acting as counsel to Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration of the following securities (collectively, the "Securities"): (a) 221,117 shares (the "Exchange Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") issuable if, and to the extent that, holders of up to 221,117 units of limited partnership interest ("OP Units") in MHC Operating Limited Partnership, an Illinois limited partnership (the "Operating Partnership"), tender such OP Units for exchange, and (b) 270,000 shares (the "Officer Shares") of Common Stock held by certain officers of the Company (or its affiliates thereof) covered by a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise indemnified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Board of Directors
Manufactured Home Communities, Inc.
April 16, 1997
Page 2




     2. The charter of the Company, as amended (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A specimen of the form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     6. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     7. A certificate executed by the Secretary of the Company, dated April 14, 1997; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Board of Directors
Manufactured Home Communities, Inc.
April 16, 1997
Page 3



     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

     5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions giving rise to the issuance of this opinion.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the law and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto as Exhibit A.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Exchange Shares are duly authorized and, if and when issued in accordance with the Resolutions will be (assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued and outstanding between the date hereof and the dates on which any of the Securities are actually issued (not including any of the Securities), and (c) the Securities will not exceed the total number of shares of Common Stock that the Company is authorized to issue) validly issued, fully paid and nonassessable.

     3. The Officer Shares are duly authorized, validly issued, fully paid and nonassessable.

Board of Directors
Manufactured Home Communities, Inc.
April 16, 1997
Page 4



     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,

                                        ROSENBERG & LIEBENTRITT, P.C.

                                                                       EXHIBIT A


                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]
                                                                     FILE NUMBER
                                                                          847719

                                 April 16, 1997



Manufactured Home Communities, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606

     Re:  Registration Statement on Form S-3
          Dated April 16, 1997
          ----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the "Securities"): (a) 221,117 shares (the "Exchange Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") issuable if, and to the extent that, holders of up to 221,117 units of limited partnership interest ("OP Units") in MHC Operating Limited Partnership, an Illinois limited partnership (the "Operating Partnership"), tender such OP Units for exchange, and (b) 270,000 shares (the "Officer Stock") of Common Stock held by certain officers of the Company (or its affiliates thereof) covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise indemnified to our satisfaction, of the following documents (collectively, the "Documents"):

Manufactured Home Communities, Inc.
April 16, 1997
Page 2




     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company, as amended (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A specimen of the form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     6. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     7. A certificate executed by the Secretary of the Company, dated April 14, 1997; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the

Manufactured Home Communities, Inc.
April 16, 1997
Page 3


Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or ommission of the parties or otherwise.

     5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions giving rise to the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Exchange Shares are duly authorized and, if and when issued in accordance with the Resolutions will be (assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued and outstanding between the date hereof and the dates on which any of the Securities are actually issued (not including any of the Securities), and (c) the Securities will not exceed the total number of shares of Common Stock that the Company is authorized to issue) validly issued, fully paid and nonassessable.

     3. The Officer Shares are duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not

Manufactured Home Communities, Inc.
April 16, 1997
Page 4


admit that we are within the category of persons whose consent is required by
Section 7 of the 1933 Act.

                                        Very truly yours,

                                        BALLARD SPAHR ANDREWS & INGERSOLL